EXHIBIT 23.4

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Invitrogen Corporation of our report dated November 8, 2002 relating to the consolidated financial statements of Molecular Probes, Inc. and Subsidiaries, which appears in Invitrogen Corporation’s Current Report on Form 8-K/A dated October 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Portland, Oregon

December 7, 2004